Exhibit 99.2

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

HKN, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:

That the Board of Directors (the “Board”) of the Corporation, has duly adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the proposed amendment to be considered by the stockholders of the Corporation at the next Annual Meeting of the Stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is advisable and in the best interest of the Corporation to amend Article Four of the Restated Certificate of Incorporation by replacing the first five paragraphs of the existing Article Four with the paragraphs set forth below; so that, as amended, said Article shall be and read:

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is Three Million (3,000,000), of which Two Million (2,000,000) shares are designated as Common Stock with a par value of One Cent ($0.01) per share and One Million (1,000,000) shall be designated as Preferred Stock of the par value of One Dollar ($1.00) per share.

The Corporation does, by Amendment to the Restated Certificate of Incorporation effective October 30, 2012 (the “Effective Date”), reclassify its shares of Common Stock, par value $0.01 per share (the “Old Common Stock”) issued and outstanding immediately before the Effective Date and cancel its unissued shares of Old Common Stock unissued before the Effective Date.

All of the shares of Old Common Stock that were authorized but unissued immediately before the Effective Date shall be canceled. The Old Common Stock shall be superseded by the authorized but unissued shares of Common Stock, $0.01 par value of the Corporation.

Each forty shares of Old Common Stock outstanding immediately before the Effective Date, and each forty shares of Old Common Stock issuable pursuant to an instrument exercisable for shares of Old Common Stock (including, but not limited to, all outstanding convertible preferred stock to acquire Old Common Stock) shall, on the Effective Date, be reclassified as and converted into, and become a right to receive, and the holders of the outstanding Old Common Stock or instruments exercisable for such Old Common Stock shall be entitled to receive therefore upon surrender of the certificates representing such shares of Old Common Stock to the Corporation, or upon exercise of such instrument, one share of Common Stock, $0.01 par value of the Corporation, subject to the treatment of fractional shares set forth herein.

No scrip or fractional certificates will be issued. In lieu of fractional shares, the Corporation will pay a cash adjustment in respect of such fraction of a share in an amount equal to the same fraction of the closing sale price of the Common Stock as quoted on the American Stock Exchange, or such other representative price as determined by the officers of the Corporation, as of the closing of business on October 30, 2012.

SECOND:

That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the regular annual meeting of stockholders of the Corporation was duly called and held in accordance with Section 211 and Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:

That the aforesaid amendment was duly adopted in accordance with the applicable provision of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of Delaware.

FOURTH:	The effective time of the amendment herein certified shall be 12:01 a.m. October 30, 2012.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 29th day of October, 2012.

By:	/s/ Nelda Bruce
Authorized Officer

Title:	VP Finance and Corporate Secretary

Name:	Nelda Bruce
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